[EXHIBIT 10.3(b)]

             [SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT, ITOLUR]

                 MODIFICATION OF THE PROMISE OF SALE OF SHARES.
             ------------------------------------------------------

In the city of Montevideo, this November 6th, 2002, there appear Mr. Fernando Cesar ALVARES BUZIO, Uruguayan, of legal age, holder of I.D. Card number 1.392.921-1, married in first and only marriage with Veronica Raffo, and Mr. Carlo& - Manuel GURMENDEZ MARQUEZ, Uruguayan, of legal age, holder of I.D. Card number 1.367.445-8, married in first and only marriage with Cecilia Carluccio, establishing their domicile for these proceedings at 879 Franzini Street, suite 703 of this city, as party of the first part, and ITOLUR SOCIEDAD ANONIMA, an authorized legal entity, registered with the Tax Payers- Sole Register under number 21.460.410.0011, domiciled at 3328 Miguel Barreiro Street, suite 101, and establishing, domicile for these proceedings at 954 Colonia Street, Suite 203, both domiciles of this city, being represented in these proceeding by a special attorney Mr. Sebastian Urriza Olague, holder of I.D. Card number 3.380.927-5, as party of the second part, and they agree to the following provisions:

FIRST: On August 22nd, 2002, the appearers promised to execute an agreement of sell of shares of the company DONIMAR SOCIEDAD ANONIMA- On said document, the parties agreed that the term of payment of the agreed price should be 25 days counting as from that date.- On October 1st, 2002, the parties made a modification to said promise establishing new conditions to the payment of the price.

SECOND: The parties agree to modify said promise, the modification being the following:

     a) the price of the contract to sell is the amount of nine thousand five-hundred American dollars (US$9.500) which shall by paid by the purchasing party in cash, and in one installment simultaneously to the delivery of the definite documentation, and under the conditions established in said promise;

     b) The contract of sell shall be executed within a term of 70 days reckoning as from this date.

THIRD: ITOLUR S.A. has already paid to the selling party the amount of US$25.000 corresponding to the first three checks bound to cover in the thirteenth provision of said promise, for which the selling party deliver receipt to Itolur S.A up to the indicated amount. The other amount of US$10.000 shall be paid by Itolur S.A to the selling party in some of the ways established in said thirteenth provision.

In certification and confirmation of the above we execute and sing these presents in three copies of the same tenor.





/There appear four illegible signatures/

/Seal:/

Veronica Rodriguez Rebuffo.
Notary Public.


The undersigned Public Translator declares the foregoing - the copy of which is registered in her private file under No. 21/2002 - to be a faithful and complete translation into English of the original document (MODIFICATION OF THE PROMISE OF SALE OF SHARES), written in Spanish, attached /h&re-to.

Montevideo,
November 7th, 2002.

/s/ Natalia Pereira,
--------------------
Public Translator











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